090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Comstock Mining Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

3,950,000,000 - common stock, par value of $0.000666, per share
50,000,000 - preferred stock, par value of $0.000666, per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

790,000,000 - common stock, par value of $0.000666, per share
50,000,000 - preferred stock, par value of $0.000666, per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

5:1 reverse stock split; ~225,000,000 issued and outstanding shares of common stock pre-split;
46,000,000 issued and outstanding shares of common stock post-split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No issuance of fractional shares; each potential fractional share is rounded up to the next whole share.

7. Effective date and time of filing: (optional) Date: 11/02/2017 Time: 11:54 AM

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Executive Chairman President & CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.